Registration No.

     As filed with the Securities and Exchange Commission on May 1, 2000
  ==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                      CALIFORNIA COMMUNITY BANCSHARES, INC.

             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                                   94-3339505
          -------------------------                       -------------------
       (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation  or Organization)                     Identification No.)

         One Maritime Plaza, Suite 825, San Francisco, California 94111
                    (Address of Principal Executive Offices)

          CALIFORNIA COMMUNITY BANCSHARES, INC. 1999 STOCK OPTION PLAN
                            (Full Title of the Plan)

             RONALD W. BACHLI, PRESIDENT AND CHIEF EXECUTIVE OFFICER
         One Maritime Plaza, Suite 825, San Francisco, California 94111
                     (Name and Address of Agent for Service)

                                 (415) 434-1236
          (Telephone Number, including Area Code, of Agent for Service)

                                    Copy to:
                               R. Brent Faye, Esq.
                              Lillick & Charles LLP
       Two Embarcadero Center, Suite 2700, San Francisco, California 94111
                                 (415) 984-8200

                                                CALCULATION OF REGISTRATION FEE
===============================================================================================================================
  Title of Each Class Of         Amount To Be           Proposed Maximum         Proposed Maximum      Amount of Registration
     Securities To Be            Registered(a)         Offering Price Per       Aggregate Offering               Fee
        Registered                                          Share(b)                 Price(b)
===============================================================================================================================
       Common stock            1,222,385 Shares               $5.44                $6,649,774.40              $1,755.54
    ($0.01 Par Value)
===============================================================================================================================

(a) This  Registration  Statement  relates to 1,222,385 new shares of the common stock of the  Registrant  issuable  under the
    Plan in addition to 6,385,114 shares being carried forward from Registration Statement No. 333-94763.

(b) Pursuant to Rule 457(h)(1) the Registration Fee was computed on the basis of the book  value of the  securities  being  offered as of March  31,  2000.

THE CONTENTS OF REGISTRATION STATEMENT NO. 333-94763 ARE INCORPORATED HEREIN BY REFERENCE.

================================================================================

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, California, on April 27, 2000.

                                          CALIFORNIA COMMUNITY BANCSHARES, INC

                                          /s/ Ronald W. Bachli
                                          --------------------------------------
                                          Ronald W. Bachli, President & CEO

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Ronald W. Bachli
------------------------------------- ,    Director, Principal Executive        April 27, 2000
Ronald W. Bachli                           Officer

/s/ J. Thomas Byrom
------------------------------------- ,    Director                             April 27, 2000
J. Thomas Byrom

/s/ Richard W. Decker, Jr.
------------------------------------- ,    Director                             April 27, 2000
Richard W. Decker, Jr.

/s/ Joseph P. Heitzler
------------------------------------- ,    Director                             April 27, 2000
Joseph P. Heitzler


------------------------------------- ,    Director                             April 27, 2000
Robert J. Kushner

/s/ Larry D. Mitchell
------------------------------------- ,    Director                             April 27, 2000
Larry D. Mitchell

/s/ Clifford R. Ronnenberg
------------------------------------- ,    Director                             April 27, 2000
Clifford R. Ronnenberg


------------------------------------- ,    Director                             April 27, 2000
Jaynie Studenmund

/s/ David E. Hooston
------------------------------------- ,     Principal Financial Officer         April 27, 2000
David E. Hooston


                                  EXHIBIT INDEX

Exhibit
Number   Description
------   -----------

5.1  Opinion re: Legality

23.1 Consent of Counsel is included with the opinion re legality as Exhibit 5.1 to the Registration Statement.

23.2 Consent of KMPG LLP

23.3 Consent of Deloitte & Touche LLP

23.4 Consent of Arthur Andersen LLP

24.  Power of attorney(1)

99.1 Revised California Community Bancshares, Inc. 1999 Stock Option Plan(2)

(1) Filed with the Securities and Exchange Commission as Exhibit 24.1 to Registration Statement No. 333-94763 and incorporated herein by reference.

(2) Filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.


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